EXHIBIT 10.1

AMENDMENT NO. 4
TO THE
ADVISORY AGREEMENT

This Amendment No. 4 to the Amended and Restated Advisory Agreement (this “Amendment”) is made and entered into as of February 3, 2020, by and among Steadfast Apartment REIT III, Inc., a Maryland corporation (the “Company”), Steadfast Apartment REIT III Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and Steadfast Apartment Advisor III, LLC, a Delaware limited liability company (the “Advisor”). The Company, the Operating Partnership and the Advisor are collectively referred to herein as the “Parties”. Capitalized terms used but not defined herein shall have the meaning set forth in the Advisory Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Parties previously entered into that certain Amended and Restated Advisory Agreement, dated as of July 25, 2016 (as amended, the “Advisory Agreement”), which provides for, among other matters, the management of the Company’s and the Operating Partnership’s day-to-day activities by the Advisor;

WHEREAS, the current term of the Advisory Agreement expires February 5, 2020, which may be renewed for an unlimited number of successive one-year terms; and

WHEREAS, pursuant to Section 28 (Modification) of the Advisory Agreement, the Parties desire to amend the Advisory Agreement pursuant to this Amendment in order to renew the term of the Advisory Agreement for an additional one-year term ending on February 5, 2021.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
AMENDMENT

In order to give effect to the Parties’ agreement to renew the term of the Advisory Agreement for an additional one-year term, the Advisory Agreement is hereby amended as follows:

Section 1.1    Renewal of Advisory Agreement. Pursuant to Section 28 of the Advisory Agreement, the Parties hereby amend Section 18 (Term of Agreement) to renew the term of the Advisory Agreement, effective as of February 5, 2020, for an additional one-year term ending on February 5, 2021.

ARTICLE II
MISCELLANEOUS

Section 2.1    Continued Effect. Except as specifically set forth herein, all other terms and conditions of the Advisory Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Advisory Agreement and the terms of this Amendment, the terms of this Amendment shall control.

Section 2.2    Counterparts. The Parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this Amendment or any document or instrument delivered in connection herewith by telecopy or other electronic method shall be effective as delivery of a manually executed counterpart of this Amendment or such other document or instrument, as applicable.

Section 2.3    Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

[Signatures on following page]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first written above.

STEADFAST APARTMENT REIT III, INC.

By:	/s/ Rodney F. Emery

Name:	Rodney F. Emery

Title:	Chief Executive Officer

STEADFAST APARTMENT REIT III OPERATING PARTNERSHIP, L.P.

By:	STEADFAST APARTMENT REIT III, INC., its General Partner

By:    /s/ Rodney F. Emery
Name:    Rodney F. Emery
Title:    Chief Executive Officer

STEADFAST APARTMENT ADVISOR III, LLC

By:    /s/ Ella S. Neyland
Name:    Ella S. Neyland
Title:    President